Exide Technologies Public-Side DIP Revolver Presentation March 25, 2015 Exhibit 99.1

Disclaimer
This presentation may contain certain statements that may be deemed “forward-looking statements” as defined in the U.S. Private Securities Litigation
Reform Act of 1995.  All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation to update or revise any forward-looking statements.
Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b)
statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements regarding liquidity and (e) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business, and (f) statements regarding tax and liquidity impacts from asset sales and restructuring activities.
Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) there can be no assurance that the Company will satisfy the conditions of the PSA or the backstop commitment agreement, (ii) the
Company may be unable to confirm and consummate the Chapter 11 plan of reorganization, (iii) the risks associated with operating businesses under
Chapter 11 protection, (iv) the ability of the Company to comply with the terms of the DIP financing facility , (v) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the
Company’s Chapter 11 filing, (vi) the Company may be unable to implement and fund business strategies based on current liquidity, (vii) the
Company’s substantial debt and debt service requirements may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (viii) the litigation proceedings to which the Company is subject could have a material adverse effect on the
Company and its businesses, (ix) competitiveness of the battery markets in the Americas and Europe, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xii) regulatory risks and uncertainties could affect the Company’s businesses or profitability, or (xiii) general economic conditions.

Exide Technologies (“Exide” or the “Company”) appreciates the opportunity to meet with DIP lenders to provide an update on its Chapter
11 exit process and discuss the DIP amendment request
Over the last several weeks, Exide has generated significant momentum towards emergence
On March 12, moved to permanently close Vernon pursuant to agreement with the United States Attorney’s Office for the Central District of
California (the “USAO”) and an agreement with the California Department of Toxic Substance Control (the “DTSC”)
Preliminary voting results suggest a largely consensual Plan with all impaired classes accepting except for the Vernon personal injury claimants
Proceeding to confirmation with limited objections
Active engagement with the UNC – plan support agreement and backstop commitment agreement still on-track
Discussions with potential lenders regarding the exit ABL revolver in advanced stages
Process Update
Non-prosecution agreement resolves the USAO’s criminal investigation into Exide thereby avoiding the potential for costly litigation and satisfying a key condition to the backstop commitment agreement
Received approximately 16 formal objections but optimistic that all will be resolved except for one (retail holders)
Timeline remains challenging but currently targeting receipt of commitment papers by confirmation (or soon thereafter) and will immediately pivot to finalizing definitive documents
Discussions regarding potential resolution with contesting parties remain ongoing.
Although Class F—Vernon Tort Claims—initially voted to reject the Plan, the Debtor has reached an agreement that will cause sufficient Class F Holders to change their votes and result in acceptance of the Plan by Class F.
DTSC agreement defines the timing and magnitude of certain Vernon closure/post-closure obligations and is generally consistent with the assumptions included in the Company’s previous “Vernon Closure” business plan

Amendment Request
Exide is requesting certain amendments to its DIP facilities to provide for the necessary time to confirm the Plan and finalize the exit ABL revolver
Maturity Date
April 30, 2015 (1 month extension)
Milestone
Plan Confirmation Order entered by Bankruptcy Court by April 10, 2015
Certain
Provisions
Prohibit optional prepayment of DIP Term Loan prior to full repayment of Revolver Obligations and termination of Revolver Commitments
Add Agent consent in addition to Required Revolver Lender direction to enforce rights and exercise remedies
Reversal or termination of Confirmation Order, Backstop Commitment Agreement, or Plan Support Agreement will be an Event of Default
Amendment Fee
and Timing
20 bps to consenting lenders
Signature pages due by Thursday March 26 at 5:00pm New York time
30-day extension of maturity
Continued availability under the DIP revolver